Exhibit 10.1

Execution Version

INVESTOR RIGHTS AGREEMENT

by and among

SYNNEX CORPORATION

and

THE APOLLO STOCKHOLDERS

named herein

Dated as of September 1, 2021

SCHEDULE A: APOLLO STOCKHOLDERS

EXHIBIT A

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of September 1, 2021, by and among SYNNEX Corporation, a Delaware corporation (the “Corporation”) and Tiger Parent Holdings, L.P. (the “Initial Stockholder”). Each of the Corporation and the Initial Stockholder are sometimes referred to as a “Party”.

WHEREAS, the Corporation is party to that certain Agreement and Plan of Merger, dated as of March 22, 2021, by and among the Corporation, Tiger Parent (AP) Corporation, a Delaware corporation, Spire Sub I, Inc., a Delaware corporation, and Spire Sub II, LLC, a Delaware limited liability company (as may be amended or supplemented from time to time, the “Merger Agreement”);

WHEREAS, pursuant to and in connection with the closing of the transactions contemplated by the Merger Agreement, the Corporation and the Initial Stockholder wish to enter into this Agreement in accordance with the terms set forth herein.

NOW, THEREFORE, in consideration of the promises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Section 1 Definitions; Interpretation.

(a) Definitions. As used herein, the following terms shall have the following respective meanings:

“Affiliate” means, as to any Person, any other Person or entity who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person; provided that, with respect to Apollo, the term “Affiliate” shall not include any portfolio companies of Apollo or its Affiliates (including the Corporation and its Subsidiaries). For the avoidance of doubt, any co-investment vehicle controlled by any of the Apollo Entities shall be deemed to be an Affiliate of such Apollo Entities. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Agreement” has the meaning set forth in the Preamble.

“Apollo” means collectively, the investment funds managed, sponsored or advised by Apollo Management IX, L.P.

“Apollo Directors” has the meaning set forth in Section 2(a).

“Apollo Entities” means, collectively, Apollo, the Initial Stockholder, and each of their respective Affiliates.

“Apollo Indemnitors” has the meaning set forth in Section 3.

“Apollo Majority” means the Apollo Stockholders then owning a majority of the shares of Common Stock held by all Apollo Stockholders.

“Apollo Stockholder” means the Initial Stockholder and any Apollo Entity that becomes an owner of any shares of Common Stock, from the Initial Stockholder or another Apollo Stockholder. In connection with, and as condition to, any such transfer, such Apollo Entity, shall execute a signature page hereto and Schedule A shall be amended and restated to provide that such Apollo Entity has rights and obligations of an Apollo Stockholder hereunder.

“Board” means the board of directors of the Corporation.

“Business Day” means any day other than a Saturday, Sunday or day on which commercial banks in New York City, New York or Fremont, California are authorized by law to close.

“Bylaws” means the Amended and Restated Bylaws of the Corporation, as amended from time to time.

“CEO Director” has the meaning set forth in Section 2(a).

“Change in Control” shall mean the occurrence of any of the following events: (i) there occurs a sale, transfer, conveyance or other disposition of all or substantially all of the consolidated assets of the Corporation; (ii) any Person or Group (in each case excluding the Apollo Entities), directly or indirectly, obtains beneficial ownership of 50% or more of the outstanding Voting Securities; (iii) the Corporation consummates any merger, consolidation or similar transaction, unless the stockholders of the Corporation immediately prior to the consummation of such transaction continue to hold (in substantially the same proportion as their ownership of the Voting Securities immediately prior to the transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) more than 50% of the voting power of the outstanding shares of the voting stock of the surviving or resulting entity in such transaction immediately following the consummation of such transaction; or (iv) a majority of the Board is no longer composed of (x) directors who were directors of the Corporation on the date hereof and (y) directors who were nominated for election or elected or appointed to the Board with the approval of a majority of the directors described in subclause (x) together with any incumbent directors previously elected or appointed to the Board in accordance with this subclause (y).

“Charter” means the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time.

“Chosen Courts” has the meaning set forth in Section 12(b).

“Common Stock” means the common stock, par value $0.001 per share, of the Corporation and any other security issued or issuable in respect thereof, or in substitution therefor, in connection with any share subdivision, split, bonus issue, dividend or combination, or any reclassification, recapitalization, merger, amalgamation, consolidation, exchange or other similar reorganization or otherwise, and shall also include any other class of common stock of the Corporation hereafter authorized.

“Corporation” has the meaning set forth in the Preamble.

“Covered Person” has the meaning set forth in Section 2(g).

“DGCL” shall mean the Delaware General Corporation Law.

“Group” has the meaning set forth in Section 13(d)(3) of the Securities Exchange Act.

“Independent Apollo Director” has the meaning set forth in Section 2(a).

“Independence Requirement” has the meaning set forth in Section 2(a).

“Information” has the meaning set forth in Section 4(a).

“Initial Stockholder” has the meaning set forth in the Preamble.

“Merger Agreement” has the meaning set forth in the Recitals.

“Party” has the meaning set forth in the Preamble.

“Person” shall be construed broadly and shall include an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity or a governmental entity.

“Rule 144” means Rule 144 promulgated under the Securities Act, or any similar or successor provision then in force.

“Rule 144A” means Rule 144A promulgated under the Securities Act, or any similar or successor provision then in force.

“SEC” means the U.S. Securities and Exchange Commission or any successor governmental agency.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Outstanding Stock” means the outstanding shares of Common Stock on the date hereof, together with any other security issued in respect thereof, in connection with any share subdivision, split, bonus issue, dividend or combination, or any reclassification, recapitalization, merger, amalgamation, consolidation, exchange or other similar reorganization or otherwise.

“Subsidiary” means, with respect to any Person, any corporation of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or any partnership, association or other business entity of which a majority of the partnership or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls the managing director or general partner of such partnership, association or other business entity. For avoidance of doubt, the Company shall not be deemed to be a Subsidiary of Apollo for purposes of this Agreement.

“Pre-Closing Tax Period” has the meaning ascribed to such term in the Merger Agreement.

“Taxing Authority” has the meaning ascribed to such term in the Merger Agreement.

“Tax Return” has the meaning ascribed to such term in the Merger Agreement.

“Voting Securities” means shares of Common Stock and any other securities of the Corporation entitled to vote generally at any annual or special meeting of the Corporation’s stockholders.

Any capitalized term used in any Section of this Agreement that is not defined in this Section 1 shall have the meaning ascribed to it in such other Section.

(b) Interpretation. The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

Section 2 Board of Directors.

(a) Nomination of Directors. The Apollo Majority shall have the right, but not the obligation, to nominate for election to the Board:

(i) up to four (4) directors, so long as the Apollo Stockholders collectively beneficially own at least 30% of the Outstanding Stock, provided that at least two (2) of the directors nominated pursuant to this provision shall be “independent” within the meaning of the New York Stock Exchange (NYSE) American listing standards (or applicable requirements of such other national securities exchange designated as the primary market on which the Common Stock is then listed for trading) (such independence requirement, the “Independence Requirement” and any Apollo Director satisfying such Independence Requirement, an “Independent Apollo Director”);

(ii) up to three (3) directors, so long as the Apollo Stockholders collectively beneficially own at least 20% of the Outstanding Stock but less than 30% of the Outstanding Stock, provided that at least one (1) of the directors nominated pursuant to this provision shall be an Independent Apollo Director;

(iii) up to two (2) directors, so long as the Apollo Stockholders collectively beneficially own at least 10% of the Outstanding Stock but less than 20% of the Outstanding Stock, none of whom shall be required to be an Independent Apollo Director; and

(iv) up to one (1) director, so long as the Apollo Stockholders collectively beneficially own at least 5% of the Outstanding Stock but less than 10% of the Outstanding Stock, who shall not be required to be an Independent Apollo Director.

For the avoidance of doubt, the Board will consist of at least eleven (11) directors and, so long as the restrictions set forth in Section 6 apply, Apollo shall not be entitled to nominate any directors other than those set forth above. The directors appointed to the Board pursuant to the foregoing clauses (i) through (iv), together with any replacements to such directors appointed pursuant to Section 2(c) of this Agreement, shall hereinafter be referred to as the “Apollo Directors”. The initial Apollo Directors shall be mutually acceptable to the Corporation (such approval not to be unreasonably withheld, delayed or conditioned) and any replacement Apollo Directors shall be approved by a majority of the non-Apollo Directors of the Board (such approval not to be unreasonably withheld, delayed or conditioned), provided that the Corporation agrees that Matthew Nord and Robert Kalsow-Ramos are acceptable individuals to serve as Apollo Directors.

In addition to the above, the Parties agree that one director shall be the person then serving as the Chief Executive Officer of the Corporation (the “CEO Director”), who shall initially be, effective upon the closing of the Merger Agreement and the consummation of the transactions contemplated thereby, Richard Hume. In the event that the CEO Director shall cease to serve as the Chief Executive Officer of the Corporation for any reason, the Parties shall cause (i) the former Chief Executive Officer of the Corporation to be promptly removed from the Board if such person has not resigned as a member of the Board; and (ii) such person’s replacement as the Chief Executive Officer of the Corporation to be appointed as the new CEO Director.

The Board of the Corporation as in effect immediately prior to the closing of the Merger Agreement shall determine who shall fill the remaining six (6) director seats (i.e. the non-Apollo Director and the non-CEO Director seats).

In the event the size of the Board is increased or decreased at any time to other than eleven (11) directors, the Apollo Stockholders’ collective nomination rights under this Section 2(a) shall be proportionately increased or decreased, respectively, so that the Board is composed of a number of Apollo Directors that most closely equals the percentage of the Board originally composed of the Apollo Directors pursuant to the foregoing clauses (i) through (iv), rounded up to the nearest whole number. Notwithstanding the foregoing, if Apollo elects not to fill a board seat to which it is entitled, the size of the Board shall be reduced until such time as Apollo determines to fill such seat at which time it shall be correspondingly increased.

(b) Election of Directors. The Corporation shall take all commercially reasonable action within its power to cause all nominees timely nominated pursuant to Section 2(a) to be included in the slate of nominees recommended by the Board to the Corporation’s stockholders for election as directors at each annual meeting of the stockholders of the Corporation (and/or in connection with any election by written consent or at a special meeting of the stockholders of the Corporation), and the Corporation shall use commercially reasonable efforts to cause the election of each such nominee, including soliciting proxies in favor of the election of such nominees, in each case subject to applicable law (for the avoidance of doubt, the Corporation will be required to use substantially the same level of efforts and provide substantially the same level of support as is used and/or provided for the other director nominees of the Corporation with respect to the applicable annual meeting of stockholders or action by written consent in lieu of such meeting). For the avoidance of doubt, failure of the stockholders of the Corporation to elect any Apollo Director to the Board shall not affect the right of the Apollo Stockholders to nominate directors for election pursuant to Section 2(a) in any future election of directors.

(c) Replacement of Directors. In the event that a vacancy is created at any time by the death, disqualification, resignation, removal or failure to be elected by the Company stockholders (and no other director has been elected by the stockholders of the Corporation to fill such vacancy) of an Apollo Director nominated pursuant to Section 2(a), or designated pursuant to this Section 2(c), the Apollo Majority shall have the right to designate a replacement to fill such vacancy for the Apollo Director consistent with the provisions of Section 2(a) (including being reasonably acceptable to the Board, excluding the Apollo Directors), and if the Apollo Majority exercises such right, the Board shall use commercially reasonable efforts to cause such designee to be promptly appointed to the Board to fill such vacancy, subject to applicable law.

(d) Removal of Directors. Upon the written request of the Apollo Majority seeking to remove and/or replace an Apollo Director nominated pursuant to Section 2(a), or designated pursuant to Section 2(c), the Corporation shall use commercially reasonable efforts to cooperate with such request, including to promptly call a special meeting of the stockholders of the Corporation; provided, however, that the Corporation shall not be required to call more than a total of two special meetings with respect to the removal of Apollo Directors.

(e) Committees. The Board shall determine the composition and make-up of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and any other committee of the Board.

(f) Board Leadership. The lead independent director shall be selected by the Board.

(g) Laws and Regulations. Nothing in this Section 2 shall be deemed to require that any party hereto, or any director of the Corporation, act in violation of any applicable provision of law, regulation, legal duty or requirement or stock exchange rule.

(h) Diversity Requirements. So long as any Apollo Directors are required to be Independent Apollo Directors pursuant to this Section 2, Independent Apollo Directors, and Persons nominated as Independent Apollo Directors pursuant to this Section 2, shall fulfill their pro rata portion (rounded to the nearest whole number) of any diversity requirements pursuant to law, stock exchange rules or similar regulatory requirements binding on the Corporation based on the percentage of the Board composed of the Apollo Directors (for example, if Apollo Directors constitute four of eleven members of the Board, including two Independent Apollo Directors, and the Board is required by applicable law to have a minimum of three female directors, one of the Independent Apollo Directors would be required to be female); provided that (i) the Apollo Stockholders may elect to satisfy all or part of any such pro rata allocation with non-Independent Apollo Directors in lieu of Independent Apollo Directors and (ii) once duly elected or appointed, no Apollo Director shall be required prior to the next annual meeting to resign or be removed from the Board as a result of failing to meet such diversity requirements.

(i) Waiver of Corporate Opportunity. To the fullest extent permitted by the DGCL and subject to any express agreement otherwise that may from time to time be in effect, the Corporation agrees that any Apollo Director, any Apollo Entity and any Affiliate or portfolio company thereof (collectively, “Covered Persons”) may, and shall have no duty not to, (i) invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Corporation or any of its Subsidiaries; (ii) do business with any client, customer, vendor or lessor of any of the Corporation or its Affiliates; and/or (iii) make investments in any kind of property in which the Corporation may make investments. To the fullest extent permitted by the DGCL and subject to any express agreement otherwise that may from time to time be in effect, the Corporation renounces any interest or expectancy to participate in any business or investments of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim against a Covered Person arising in connection with or relating to a such Covered Person’s participation in any such business or investment. The Corporation agrees that, subject to any express agreement otherwise that may from time to time be in effect, in the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the

Covered Person outside of his or her capacity as a member of the Board and (y) the Corporation or its Subsidiaries, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Corporation or its Subsidiaries. To the fullest extent permitted by the DGCL, the Corporation hereby renounces any interest or expectancy in any potential transaction or matter of which the Covered Person acquires knowledge, except as subject to any express agreement otherwise that may from time to time be in effect or for any corporate opportunity which is expressly offered to a Covered Person in writing solely in his or her capacity as a member of the Board, and waives any claim against each Covered Person arising in connection with or relating to the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another person or (C) does not communicate information regarding such corporate opportunity to the Corporation; provided, that, in each such case, that any corporate opportunity which is expressly agreed by the Apollo Entities to belong to the Corporation or is expressly offered to a Covered Person in writing solely in his or her capacity as a member of the Board shall belong to the Corporation. Notwithstanding anything to the contrary herein, under no circumstances shall (i) an employee of the Corporation or any of its Subsidiaries be deemed to be a “Covered Person”, and (ii) the Corporation be deemed to have waived or renounced any interest or expectancy of the Corporation in, or in being offered any opportunity to participate in, any corporate, business, or investment opportunity that is presented to an employee of the Corporation or any of its Subsidiaries, irrespective of whether such employee (a) is a director or officer of the Corporation or any of its Subsidiaries or their respective Affiliates or (b) otherwise would be an Cover Person absent being an employee of the Corporation or any of its Subsidiaries.

Section 3 Directors’ and Officers’ Insurance. The Corporation shall maintain directors’ and officers’ liability insurance as determined by the Board. The Corporation acknowledges and agrees that any Apollo Directors who are partners, members, employees, or consultants of any Apollo Entity may have certain rights to indemnification, advancement of expenses and/or insurance provided by the applicable Apollo Entity (collectively, the “Apollo Indemnitors”). The Corporation acknowledges and agrees that the Corporation shall be the indemnitor of first resort with respect to any indemnification, advancement of expenses and/or insurance provided in the Charter, Bylaws and/or any indemnification agreements to any Apollo Director in his or her capacity as a director of the Corporation or any of its Subsidiaries (such that the Corporation’s obligations to such indemnitees in their capacities as directors are primary and any obligation of the Apollo Indemnitors to advance expenses or to provide indemnification or insurance for the same expenses or liabilities incurred by such indemnitees are secondary). Such indemnitees shall, in their capacities as directors, be entitled to all the rights to indemnification, advancement of expenses and entitled to insurance to the extent provided under (i) Charter and/or Bylaws in effect from time to time and/or (ii) such other agreement, if any, between the Corporation and such indemnitees, without regard to any rights such indemnitees may have against the Apollo Indemnitors. No advancement or payment by the Apollo Indemnitors on behalf of such indemnitees with respect to any claim for which such indemnitees have sought indemnification, advancement of expenses or insurance from the Corporation in their capacities as directors shall affect the foregoing and the Apollo Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitees against the Corporation.

Section 4 Information.

(a) For so long as the Apollo Stockholders collectively beneficially own at least 10% of the Outstanding Stock, the Corporation shall, and shall cause its material Subsidiaries to, permit the Apollo Stockholders and their respective designated representatives, at reasonable times and upon reasonable prior notice to the Corporation, to inspect, review and/or make copies and extracts from the books and records of the Corporation or any of such material Subsidiaries and to discuss the affairs, finances and condition of the Corporation or any of such material Subsidiaries with the officers of the Corporation or any such material Subsidiary, and with respect to matters pertaining to any and all Pre-Closing Tax Periods, the Corporation will furnish to the Apollo Stockholders any information and other reasonable assistance requested by the Apollo Majority in connection with the filing of any Tax Return. For so long as the Apollo Stockholders beneficially own 10% or more in the aggregate of the Outstanding Stock, upon the written request from any Apollo Stockholder and for the purposes set forth in the first sentence of Section 4(b), the Corporation shall, and shall cause its Subsidiaries to, provide such Apollo Stockholder, in addition to other information that might be reasonably requested by such Apollo Stockholder from time to time, (i) direct access to the Corporation’s auditors and officers, (ii) regularly prepared quarter-end reports, to be provided within such number of days after the end of each quarter as required to comply with SEC requirements, (iii) if the Apollo Stockholders do not have a representative on the Board or the applicable committee of the Board, in each case, who is not an Independent Apollo Director, copies of all materials provided to the Board (or such committee of the Board) at the same time as provided to the directors (or members of such committee of the Board ), (iv) access to appropriate officers and directors of the Corporation at such reasonable times and upon reasonable prior notice as may be requested by the Apollo Stockholders for consultation with respect to matters relating to the business and affairs of the Corporation and its material Subsidiaries, (v) if the Apollo Stockholders do not have a representative on the Board who is not an Independent Apollo Director, information in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends or distributions, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the Charter or Bylaws or the comparable governing documents of any of its material Subsidiaries, and to provide the Apollo Stockholders with the right to consult with the Corporation and its material Subsidiaries with respect to such actions, (vi) flash data, in a format to be prescribed by the Apollo Majority (provided that such format is reasonably acceptable to the Corporation), to be provided within ten (10) days after the end of each quarter and (vii) to the extent otherwise prepared by the Corporation, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Corporation and its material Subsidiaries (all such information so furnished pursuant to this Section 4(a), the “Information”). Subject to Section 4(b), any Apollo Stockholder (and any party receiving Information from such Apollo Stockholder) who shall receive Information shall maintain the confidentiality of such Information, using the same degree of care that any Apollo Stockholder would employ with respect to its own most sensitive proprietary, confidential or financial information. The Apollo Stockholders acknowledge and agree that all of the information received by it in connection with this Agreement is of a confidential nature and may be regarded as material non-public information under Regulation FD promulgated by the

SEC and that such information must be kept confidential by the Apollo Stockholders and not disclosed, provided, however, that notwithstanding anything to the contrary herein, this Agreement does not prohibit any Person from disclosing any information that constitutes the “tax treatment” or “tax structure” (within the meaning of Treasury Regulations Section 1.6011-4(b)(3)(ii)) of any relevant transaction. The Apollo Stockholders have implemented appropriate measures designed to ensure compliance with applicable securities laws regarding trading in connection with material non-public information. The Corporation shall not be required to provide such portions of any Information containing attorney-client, work product or similar privileged information of the Corporation or other information required by the Corporation to be kept confidential pursuant to and in accordance with the terms of any confidentiality agreement with a third Person or applicable law, so long as the Corporation has used its commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Apollo Stockholders without the loss of any such privilege or without violating such confidentiality obligation. The Corporation shall retain all books and records with respect to tax matters pertinent to the Corporation relating any Pre-Closing Tax Period until the expiration of the applicable statute of limitations and shall abide by all record retention agreements entered into with any Taxing Authority.

(b) Individuals associated with the Apollo Entities may from time to time serve on the Board or the equivalent governing body of the Corporation’s Subsidiaries. The Corporation, on its behalf and on behalf of its Subsidiaries, recognizes that such individuals (i) will from time to time receive non-public information concerning the Corporation and its Subsidiaries, and (ii) may (subject to the obligation to maintain the confidentiality of such information in accordance with Section 4(a)) share such information with other individuals associated with the Apollo Entities who have a need to know such information for the purpose of facilitating support to such individuals in their capacity as members of the Board or such equivalent governing body or enabling the Apollo Stockholders, as equityholders, to better evaluate the Corporation’s performance and prospects, provided that such other individuals are informed about the confidential nature of such information and agree in writing to maintain the confidentiality of such information consistent with the confidentiality obligations under Section 4(a). The Corporation, on behalf of itself and its Subsidiaries, hereby irrevocably consents to such sharing, subject to the confidentiality obligations set forth in this paragraph. In the event that any Apollo Entity or any of its representatives are requested or required by law, regulation or legal or regulatory process to disclose any non-public Information concerning the Corporation and its Subsidiaries, such Apollo Entity or such representative may disclose only that portion of the requested information which it is advised by counsel is required by law, regulation or legal or regulatory process to be disclosed so long as such Apollo Entity or such representatives uses reasonable efforts to obtain assurances that such disclosed information will be afforded confidential treatment and notifies the Corporation at least 5 business days in advance, if permitted by applicable law and commercially feasible. Notwithstanding the foregoing, an Apollo Entity may disclose any information or data that it can demonstrate: (i) is or was independently developed by an Apollo Entity or its representatives without the benefit of any non-public Information or in breach of this Agreement or the Confidentiality Agreement, dated December 17, 2020, by and between the Corporation and Tiger Parent (AP) Corporation, a Delaware corporation; (ii) is or becomes generally available to the public, other than as a result of disclosure by an Apollo Entity or its representatives in breach of this Agreement or any other duty of confidentiality owed to the Corporation; (iii) becomes available to an Apollo Entity or its representatives from a source other than the Corporation or any of its representatives, so long as that source is, to such Apollo Entity’s or its representatives’ knowledge, as applicable, not prohibited from disclosing such information or data to them by any restrictions on disclosure or use or any other duty of confidentiality to the Corporation; or (iv) is known to, or already in the possession of, an Apollo Entity or its representatives on a non-confidential basis prior to it being furnished pursuant to this Agreement, so long as, to such Apollo Entity’s or its representatives’ knowledge, the source of such information was not bound by any restrictions on disclosure or use or any other duty of confidentiality to the Corporation.

Section 5 Certain Actions.

(a) Subject to the provisions of Section 5(b), without the approval of a majority of the directors then on the Board, which must include the approval of a majority of the Apollo Directors nominated pursuant to Section 2(a) or designated pursuant to Section 2(c), the Corporation shall not, and (to the extent applicable) shall not permit any material Subsidiary of the Corporation to amend, modify or repeal any provision of the Charter, the Bylaws or similar organizational documents of the applicable material Subsidiary in a manner that is intended to disproportionately adversely affect the Apollo Stockholders or which is knowingly in material violation of the rights of the Apollo Stockholders pursuant to this Agreement. This provision shall only apply in the event that at least one Apollo Director notifies the Board in advance with respect to Board action or the Company (or Subsidiary board or other applicable governing body of such Subsidiary) with respect to actions of a material Subsidiary, promptly upon having notice of such action, that in such director’s view, the foregoing prohibition applies.

(b) The approval rights set forth in Section 5(a) shall terminate at such time as the Apollo Stockholders no longer collectively beneficially own at least 5% of the Outstanding Stock.

Section 6 Restricted Activities; Voting.

(a) The Apollo Entities shall not, directly or indirectly, without the Corporation’s prior written consent:

(i) make any statement or proposal to the Board, any of the Corporation’s representatives or any of the Corporation’s stockholders regarding, or make any public announcement, proposal or offer (including any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the Securities Exchange Act) with respect to, or otherwise solicit, seek or offer to effect (including, for the avoidance of doubt, indirectly by means of communication with the press or media) (1) any business combination, merger, tender offer, exchange offer, sale of all or substantially all assets or similar transaction involving the Corporation or any of its Subsidiaries and an Apollo Entity, (2) any restructuring, recapitalization, liquidation or similar transaction involving the Corporation or any of its Subsidiaries, on the one hand, and an Apollo Entity, on the other hand, or (3) subject to sub-clause (iv) below, any acquisition of any of the Corporation’s loans, debt securities, equity securities or assets, or rights or options to acquire interests in any of the Corporation’s loans, debt securities, equity securities or asset; provided, however, that this clause shall not preclude the tender by the Apollo

Entities of any securities of the Corporation into any third party tender or exchange offer or the vote by the Apollo Entities of any Voting Securities at a meeting duly called;

(ii) form, join or in any way participate in any Group with any Person (other than the Corporation) with respect to any Voting Securities, other than forming, joining or in any way participating in a Group solely between or among the Apollo Entities;

(iii) otherwise act with any Person, including by providing financing for another party, to seek to control or change the management or the Board of the Corporation;

(iv) acquire or agree to acquire any additional Voting Securities, including any securities of the Corporation convertible, exchangeable or exercisable into Voting Securities, other than as a result of any stock split, reverse stock split, stock dividend, extraordinary dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change in Voting Securities which generally affects or is made available to all stockholders of the Corporation, provided, however, that the Apollo Entities may acquire or agree to acquire beneficial ownership of Voting Securities, including any securities of the Corporation convertible, exchangeable or exercisable into Voting Securities, to the extent that after giving effect to such acquisition, the Apollo Entities would not collectively beneficially own (as defined in Rule 13d-3 of the Exchange Act) more than 45% of the outstanding Voting Securities, excluding any issuance by the Corporation of Voting Securities or options, warrants or other rights to acquire Voting Securities (or the exercise thereof) to any Apollo Directors or Apollo Entity as compensation for the membership of the Apollo Directors on the Board, and provided further, that any such acquisition of shares shall not be counted in determining the rights under Article 2 hereof;

(v) publicly disclose any intention, plan or arrangement prohibited by the foregoing; or

(vi) knowingly instigate, facilitate, encourage or assist any third party to do any of the foregoing;

provided that this Section 6 shall in no way limit the activities of any director of the Corporation, so long as such activities are undertaken in his or her capacity as a director of the Corporation; provided further that (other than as may be a violation of clauses (i) and (ii) above) the right or ability of the Apollo Stockholders to exercise their rights under this Agreement or the exercise by the Apollo Stockholders of their right to vote shall not, in either case, in and of itself, be deemed a breach of this Section 6.

(b) The Apollo Entities further agree they shall not, without the prior written consent of the Corporation, publicly request the Corporation to amend or waive any provision of this Section 6 (including this sentence) or do so in a manner that would require the Corporation to publicly disclose such request. Notwithstanding anything to the contrary, nothing in this Section 6, shall prohibit the Apollo Entities from communicating privately with the Corporations’ directors, officers or advisors, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications.

(c) This Section 6 shall automatically terminate on the first date following the 90th day, after the Apollo Stockholders collectively beneficially own less than 5% of the Outstanding Stock. Additionally, in the event that (i) the Corporation engages in, enters into or continues any material discussions or negotiations regarding any proposal or offer that constitutes or would reasonably be expected to result in a Change in Control, approves or recommends, or publicly proposes to approve or recommend, any Change in Control, or enters into a definitive agreement providing for a Change in Control; (ii) any Person or Group (other than the Apollo Entities) commences a tender offer or exchange offer for securities of the Corporation, which, if consummated, would result in a Change in Control; (iii) the Board resolves publicly to engage in a formal process that is intended to result in a transaction, which, if consummated, would result in a Change in Control; or (iv) a Person or Group (other than the Apollo Entities) enters into an agreement or commences a proxy solicitation in which such Person or Group would acquire the ability to elect a majority of the Board, then this Section 6 shall automatically terminate, effective upon the occurrence of such event.

Section 7 Registration Rights.

The Apollo Stockholders and the Corporation shall comply with, and the Apollo Stockholders shall be entitled to the benefits of, the provisions set forth in Exhibit A hereto governing and providing for, among other matters, registration rights with respect to the Stock.

Section 8 Notice of Sale.

For so long as the Apollo Stockholders beneficially own 15% or more in the aggregate of the Outstanding Stock, each Apollo Stockholder shall provide at least two days’ prior written notice to the Corporation pursuant to Section 16 prior to the transfer of beneficial ownership of any Stock by such Apollo Stockholder to any Person who is not an Affiliate of an Apollo Stockholder.

Section 9 Rule 144.

The Corporation covenants that so long as the Common Stock is registered pursuant to Section 12(b), Section 12(g) or Section 15(d) of the Securities Exchange Act, it will file any and all reports required to be filed by it under the Securities Act and the Securities Exchange Act (or, if the Corporation is not required to file such reports, it will make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act) and that it will take such further action as the Apollo Stockholders may reasonably request, all to the extent required from time to time to enable the Apollo Stockholders to sell shares of Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, Rule 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

Section 10 Duration of Agreement.

This Agreement shall terminate automatically upon the dissolution of the Corporation (unless the Corporation (or its successor) continues to exist after such dissolution as a limited liability company or in another form, whether incorporated in Delaware or another jurisdiction). Any Apollo Stockholder who disposes of all of its Stock shall automatically cease to be a party to this Agreement and have no further rights or obligations hereunder as an Apollo Stockholder.

Section 11 Severability.

Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

Section 12 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles.

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 16.

Section 13 WAIVER OF JURY TRIAL.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO

REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

Section 14 Stock Dividends, Etc.

The provisions of this Agreement shall apply to any and all shares of capital stock of the Corporation or any successor or assignee of the Corporation (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution for the shares of Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise in such a manner and with such appropriate adjustments as to reflect the intent and meaning of the provisions hereof and so that the rights, privileges, duties and obligations hereunder shall continue with respect to the capital stock of the Corporation as so changed.

Section 15 Benefits of Agreement.

This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns and each Apollo Stockholder and its permitted assigns, legal representatives, heirs and beneficiaries. Notwithstanding anything to the contrary contained herein, the Apollo Stockholders may assign their rights or obligations, in whole or in part, under this Agreement to one or more of their controlled Affiliates. Except as otherwise expressly provided herein, no Person not a party to this Agreement, as a third-party beneficiary or otherwise, shall be entitled to enforce any rights or remedies under this Agreement; provided that the Apollo Entities shall be deemed third-party beneficiaries of, and entitled to enforce their rights or remedies under, the provisions of this Agreement that benefit the Apollo Entities.

Section 16 Notices.

All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), by e-mail transmission (notice deemed given upon transmission if the email is sent by 5:00 p.m. Eastern Time or, if after, the day following the date of transmission), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) (notice deemed given upon receipt of proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) If to the Corporation, to:

SYNNEX Corporation

44201 Nobel Drive

Fremont, CA 94538

Attention:  Simon Leung, Senior Vice President, General Counsel, and

                  Corporate Secretary

Email:

With a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, CA 94304-1115

Attention:         Allison M. Leopold Tilley

                          Christina F. Pearson

E-mail:             allison@pillsburylaw.com

                          christina.pearson@pillsburylaw.com

(ii) If to any Apollo Stockholder, to:

Apollo Global Management, Inc.

9 West 57th Street

New York, New York 10019

Attention: James Elworth

Email:

Telephone:

With a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:         Andrew J. Nussbaum

                          Zachary S. Podolsky

E-mail:             AJNussbaum@wlrk.com

                          zspodolsky@wlrk.com

Section 17 Modification; Waiver.

This Agreement may be amended, modified or supplemented only by a written instrument duly executed by (a) the Corporation and (b) the Apollo Majority. No course of dealing between the Corporation or its Subsidiaries and the Apollo Stockholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 18 Entire Agreement.

Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and, except for the Merger Agreement, supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith, from and after the date of this Agreement. Unless otherwise provided herein, any consent required by any Person under this Agreement may be withheld by such Person in such Person’s sole discretion.

Section 19 Counterparts.

This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 20 Delivery by Facsimile or Electronic Transmission.

This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

Section 21 Director and Officer Actions.

No director or officer of the Corporation shall be personally liable to the Corporation or any Stockholder as a result of any acts or omissions taken under this Agreement in good faith.

Section 22 Apollo Stockholder Parties.

In the event that any Apollo Entity (other than the Initial Stockholder) becomes an Apollo Stockholder, such Apollo Entity shall become party to this Agreement after executing a signature page hereto and Schedule A shall be amended and restated to provide that such Apollo Entity shall have all of the rights and obligations of an Apollo Stockholder hereunder.

[Signature Page Follows]

The parties have signed this Agreement as of the date first written above.

SYNNEX CORPORATION

By:	/s/ Marshall Witt
Name: Marshall Witt
Title: Chief Financial Officer

STOCKHOLDER:

TIGER PARENT HOLDINGS, L.P.

By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

[Signature Page to Investor Rights Agreement]

Schedule A: Apollo Stockholders

Entity Name	Address	Common Stock Beneficially Owned

Exhibit A

Section 1. Definitions

(a) Definitions. As used in this Exhibit:

“Closing Date” has the meaning ascribed to such term in the Merger Agreement.

“Initial Notice” has the meaning ascribed to such term in Section 3(a).

“Marketed Underwritten Shelf Take-Down” has the meaning ascribed to such term in Section 2(b).

“Non-Marketed Shelf Take-Down” has the meaning ascribed to such term in Section 2(b).

“Piggyback Registration Right” has the meaning ascribed to such term in Section 3(a).

“Prospectus” means the prospectus included in any Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the securities covered by a Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments and freewriting prospectuses and in each case including all material incorporated by reference therein.

“Registrable Securities” shall mean shares of Common Stock; provided that any Registrable Securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (b) such Registrable Securities are distributed pursuant to Rule 144 or (c) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Corporation; and provided, further, that any securities that have ceased to be Registrable Securities shall not thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security.

“Registration Request” has the meaning ascribed to such term in Section 2(a).

“Registration Statement” means a registration statement filed by the Corporation with the SEC.

“Shelf Holder” has the meaning ascribed to such term in Section 2(b).

“Shelf Registration” has the meaning ascribed to such term in Section 2(a).

“Shelf Take-Down” has the meaning ascribed to such term in Section 2(b).

“Short-Form Registration” has the meaning ascribed to such term in Section 2(b).

“Transfer” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition, of any shares of Common Stock held at any time by any Apollo Stockholder (or any interest therein or right thereto), regardless of the manner in which such Apollo Stockholder initially acquired such any such shares of Common Stock, or any other transfer of beneficial ownership of any shares of Common Stock, whether voluntary or involuntary. The mere pledge of Common Stock by an Apollo Stockholder as collateral to any institutional lender in connection with any financing shall not be deemed a “Transfer” if such arrangement does not interfere with the administration and implementation of the Agreement; provided that in the case of foreclosure of such pledge, such foreclosure and any other transfer of such shares of Common Stock shall then be deemed a “Transfer.”

“Underwritten Offering” means a sale of shares of Common Stock to an underwriter for reoffering to the public.

“Underwritten Shelf Take-Down” has the meaning ascribed to such term in Section 2(b).

“Underwritten Shelf Take-Down Notice” has the meaning ascribed to such term in Section 2(b).

(b) Definitions. Any capitalized terms used but not defined herein have the meanings given to such terms in the Agreement.

Section 2. Registration Rights.

(a) Subject to the provisions of this Section 2, at any time and from time to time after the date hereof, the Apollo Stockholders may make a written request (“Registration Request”) to the Corporation for registration under and in accordance with the provisions of the Securities Act of all or part of their Registrable Securities, provided that any Registration Request must be for Registrable Securities with an aggregate dollar value of $100 million or greater, and the Apollo Stockholders may only make two Registration Requests, written requests for Short Form Registration, or written requests for Shelf Registration, in the aggregate, in any rolling twelve month period. A Registration Request which does not result in an effective registration under the Securities Act or a Registration Request that is withdrawn prior to the filing of the requested Registration Statement shall not be counted as a Registration Request for purposes of the limits in the preceding sentence. All Registration Requests made pursuant to this Section 2 will specify the aggregate amount of Registrable Securities to be registered and will also specify the intended methods of disposition thereof.

(b) Subject to the terms and conditions of this Agreement and the Corporation’s receipt of information from the Apollo Stockholders that is required by applicable law to be included in such Shelf Registration regarding such Apollo Stockholders, within two Business Days after the Closing Date, the Corporation shall file an automatically effective registration statement on Form S-3ASR covering resales of the Registrable Securities by the Apollo Stockholders, and shall use commercially reasonable efforts to keep such registration statement effective for a period of 3 years following the Closing Date. In addition, (i) at any time that the Corporation is qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, the Apollo Stockholders shall have the right to request in writing registration under the Securities Act of all or any portion of the Registrable Securities beneficially owned by any member of the Apollo Stockholders group on Form S-3 (or any successor form) or any similar short form registration statement, if available (a “Short-Form Registration”) and (ii) at any time, and from time to time, that the initial registration statement on Form S-3ASR or other shelf registration statements is not in effect or will expire within 90 days, the Apollo Stockholders may request in writing a shelf offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act (including the registration statement referred to in the immediately precedent sentence, a “Shelf Registration”), in which case the provisions of this Section 2(b) shall be applicable, provided that the Apollo Stockholders may only make two Registration Requests, written requests for Short Form Registration, or written requests for Shelf Registration, in the aggregate, in any rolling twelve month period. All written requests for Short Form Registration shall (i) specify the aggregate number of Registrable Securities intended to be sold or disposed of, (ii) state the intended method of disposition of such Registrable Securities and (iii) whether or not such Short Form Registration shall be a Shelf Registration, and upon receipt of such request, the Corporation shall use commercially reasonable efforts promptly to effect the registration under the Securities Act of the Registrable Securities so requested to be registered. Any Apollo Stockholder whose Registrable Securities are included in an effective Shelf Registration (a “Shelf Holder”) may initiate an offering or sale of all or part of such Registrable Securities (a “Shelf Take-Down”). If the Shelf Holders elect in a written request delivered to the Corporation (an “Underwritten Shelf Take-Down Notice”), a Shelf Take-Down may be in the form of an Underwritten Offering (an “Underwritten Shelf Take-Down”) and, if necessary, the Corporation shall file and effect an amendment or supplement to its Shelf Registration for such purpose as soon as practicable. The Shelf Holders shall indicate in such Underwritten Shelf Take-Down Notice whether they intend for such Underwritten Shelf Take-Down to involve a customary “road show” (including an “electronic road show”) or other marketing effort by the underwriters (a “Marketed Underwritten Shelf Take-Down”). If the Shelf Holders desire to effect a Shelf Take-Down that does not constitute a Marketed Underwritten Shelf Take-Down, and that does not involve an Underwritten Offering (a “Non-Marketed Shelf Take-Down”), the Shelf Holders shall so indicate in a written request delivered to the Corporation no later than two calendar days prior to the expected date of such Non-Marketed Shelf Take-Down, which request shall include (i) the total number of Registrable Securities expected to be offered and sold in such Non-Marketed Shelf Take-Down, (ii) the expected plan of distribution of such Non-Marketed Shelf Take-Down and (iii) the action or actions required (including the timing thereof) in connection with such Non-Marketed Shelf Take-Down, and, if necessary, the Corporation shall file and effect an amendment or supplement to its Shelf Registration for such purpose as soon as practicable. All determinations as to whether to complete any Non-Marketed Shelf Take-Down and as to the timing, manner, price and other terms of any Non-Marketed Shelf Take-Down shall be at the discretion of the Shelf Holders. The Corporation shall not be required to effect more than three Underwritten Shelf Take Downs in any rolling twelve-month period and shall not be required to effect any Underwritten Shelf Take Down unless the aggregate gross proceeds expected to be received from the sale of Registrable Securities in such offering is at least $100 million.

(c) Subject to the provisions of this Section 2, promptly upon receipt of any such Registration Request, the Corporation will use commercially reasonable efforts to effect such registration under the Securities Act within 120 days of such request (subject to any lock-up restrictions) of the Registrable Securities that the Corporation has been so requested to register, including, without limitation, filing post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with the applicable regulations promulgated under the Securities Act. At any time prior to the registration, the Apollo Stockholders may revoke a Registration Request by providing a notice to the Corporation revoking such Registration Request.

(d) If the Corporation receives a Registration Request and the Corporation furnishes to the Apollo Stockholders a copy of a resolution of the Board (certified by the secretary of the Corporation) stating that in the good faith judgment of the Board it would be materially adverse to the Corporation for a Registration Statement (or an Underwritten Shelf Take-Down or a Non-Marketed Shelf Take-Down) to be filed or effected on or before the date such filing or take-downs would otherwise be required hereunder, the Corporation shall have the right to defer such filing or take-downs for a period of not more than sixty (60) days after the date such filing or take-downs would otherwise be required hereunder (provided that such sixty (60) day period may be extended to a period of up to ninety (90) days to the extent such suspension is due to ongoing negotiations or discussions regarding a material merger, acquisition or other similar transaction and the requirements for such deferral set forth in this sentence continue to be satisfied. If the Corporation furnishes to the Apollo Stockholders a copy of a resolution of the Board (certified by the secretary of the Corporation) stating that in the good faith judgment of the Board it would be materially adverse to the Corporation to continue to permit the use of any prospectus contained any Shelf Registration Statement, the Corporation shall be entitled to suspend the use of such prospectus for a reasonable period of time not to exceed (i) sixty (60) days in succession (provided that such consecutive sixty (60) day period may be extended to a period of up to ninety (90) days in succession to the extent such suspension is due to ongoing negotiations or discussions regarding a material merger, acquisition or other similar transaction and the requirements for such suspension set forth in this sentence continue to be satisfied (the “Extension Period”)) or (ii) ninety (90) days in the aggregate in any rolling twelve (12) month period if the Extension Period has not been triggered or (iii) one hundred twenty (120) days in the aggregate in any rolling twelve month period if the Extension Period has been triggered. The Corporation shall not be permitted to take such action in the foregoing sentences more than twice in any 360-day period (except that the Corporation shall be able to use this right more than twice in any 12-month period if the Corporation is exercising such right during the 15-day period prior to the Corporation’s regularly scheduled quarterly earnings announcement date and the total number of days of postponement in such 12-month period does not exceed 120 days). If the Corporation shall so postpone the filing of a Registration Statement, the Apollo Stockholders may withdraw their Registration Request by so advising the Corporation in writing. In addition, if the Corporation receives a Registration Request and the Corporation is then in the process of preparing to register Common Stock in connection with a primary offering, the Corporation shall inform the Apollo Stockholders of the Corporation’s intent to engage in a primary offering and may require the Apollo Stockholders to withdraw such Registration

Request for a period of up to 90 days so that the Corporation may complete its offering. In the event that the Corporation ceases to pursue such primary offering, it shall promptly inform the Apollo Stockholders in writing and the Apollo Stockholders shall be permitted to submit a new Registration Request. For the avoidance of doubt, the Apollo Stockholders shall have the right to participate in the Corporation’s primary offering as provided in Section 3 (and notwithstanding anything to the contrary in Section 3, the Apollo Stockholders shall have the right to piggyback on the Corporation’s primary offering).

(e) Registrations under this Section 2 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Apollo Stockholders and as shall be reasonably acceptable to the Corporation and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the Registration Request. If, in connection with any registration under this Section 2 that is proposed by the Apollo Stockholders to be on Form S-3 or any successor form, the managing underwriter, if any, shall advise the Apollo Stockholders or the Corporation in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

(f) The Corporation shall use its best efforts to keep any Registration Statement filed in response to a Registration Request effective for as long as is necessary for the Apollo Stockholders to dispose of all of the covered securities.

(g) In the case of an Underwritten Offering that is the subject of a Registration Request, the Apollo Stockholders shall select the underwriter(s) (including the roles thereof); provided that such selection is reasonably acceptable to the Corporation.

(h) From and after the date hereof until the termination of the Agreement, the Company shall use commercially reasonable efforts to maintain eligibility to be able to file and use a Registration Statement on Form S-3 (or any successor form thereto) and to be a “well-known seasoned issuer” within the meaning of Rule 405 under the Securities Act.

Section 3. Piggyback Registration Right.

(a) Participation. Subject to Section 3(b), if the Corporation proposes to file a Registration Statement, whether on its own behalf or in connection with the exercise of any registration rights by any holder of Registrable Securities possessing such rights (other than (i) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation, (ii) a registration incidental to an issuance of debt securities under Rule 144A, (iii) a registration on Form S-4 or any successor form or (iv) a registration on Form S-8 or any successor form), with respect to an offering (for its own account or otherwise, and including any registration pursuant to Section 2) that includes any Registrable Securities, then the Corporation shall give prompt notice (the “Initial Notice”) to the Apollo Stockholders, and the Apollo Stockholders shall be entitled to include in such Registration Statement the Registrable Securities held by them. The Initial Notice shall offer the Apollo Stockholders the right, subject to Section 3(b) (the “Piggyback Registration Right”), to register such number of shares of Registrable Securities as each such Apollo Stockholders may request and shall set forth (A) the anticipated filing date of such Registration Statement and (B) the aggregate number of Registrable Securities that is proposed to be included in such Registration Statement. Subject to Section 3(b), the Corporation shall include in such Registration Statement such Registrable Securities for which it has received written requests to register within ten (10) days after the Initial Notice has been given.

(b) Underwriters’ Cutback. Notwithstanding the foregoing, if a registration pursuant to Section 2 or this Section 3 involves an Underwritten Offering and the managing underwriter(s) of such proposed Underwritten Offering advises the Corporation or the Apollo Stockholders that the total or kind of securities that the Apollo Stockholders and any other Persons intend to include in such offering (or Underwritten Shelf Take-Down, as applicable), or that the inclusion of certain holders of the Registrable Securities in such offering, would be reasonably likely to adversely affect the price, timing or distribution of the securities offered in such offering (or Underwritten Shelf Take-Down, as applicable), then the number of securities proposed to be included in such registration (or Underwritten Shelf Take-Down, as applicable) shall be allocated among the Corporation and the selling Apollo Stockholders and other applicable holders of the Registrable Securities, such that the number of securities that each such Person shall be entitled to sell in the Underwritten Offering (or Underwritten Shelf Take-Down, as applicable) shall be included in the following order:

(i) In the case of an exercise of any registration rights by the Apollo Stockholders or any other holder of Registrable Securities possessing such rights:

(1) first, the securities held by the Person(s) exercising such registration rights and the holders of registrable securities requested to be included in such registration pursuant to the terms of this Section 3 or pursuant to any other agreement containing piggyback registration rights, pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration; and

(2) second, the securities to be issued and sold by the Corporation in such registration.

(ii) In all other cases:

(1) first, the securities to be issued and sold by the Corporation in such registration; and

(2) second, the securities held by the Apollo Stockholders or other applicable holders of registrable securities requested to be included in such registration pursuant to the terms of this Section 3 or pursuant to any other agreement containing piggyback registration rights, pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration.

(c) Corporation Control. Except for a Registration Statement being filed in connection with the exercise of a Registration Request, a Short Form Registration or a Shelf Registration subject to Section 2, the Corporation may decline to file a Registration Statement after giving the Initial Notice, or withdraw any such Registration Statement after filing but prior to the effectiveness of such Registration Statement; provided that the Corporation shall promptly notify each Apollo Stockholder who was to participate in such offering in writing of any such action; provided, further, that the Corporation shall bear all reasonable and documented out-of-pocket expenses incurred by such Apollo Stockholder or otherwise in connection with such unfilled or withdrawn Registration Statement, up to a maximum of $50,000 for the Apollo Stockholders in the aggregate, and no Apollo Stockholders shall be deemed to have made a Registration Request with respect to the unfilled or withdrawn Registration Statement. Except as provided in Section 2(g), the Corporation shall have sole discretion to select any and all underwriters that may participate in any Underwritten Offering.

(d) Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering hereunder unless such Person agrees to sell such Person’s securities on the basis provided in any customary underwriting arrangements approved by the Corporation and provides the questionnaires, powers of attorney, customary indemnities, underwriting agreements, and other documents required for such underwriting arrangements. Nothing in this Section 3(d) shall be construed to create any additional rights regarding the piggyback registration of Registrable Securities in any Person otherwise than as set forth herein.

(e) Expenses. As between the Corporation and the Apollo Stockholders, the Corporation will pay all registration fees and other expenses in connection with each registration of Registrable Securities requested pursuant to Section 2 and this Section 3; provided that each Apollo Stockholder shall pay all applicable underwriting fees, discounts and similar charges (pro rata based on the securities sold) and that the Apollo Stockholders shall be entitled to a single counsel (at the Corporation’s expense) to be selected by the Apollo Stockholders.

Section 4. Indemnification.

(a) Indemnification by the Corporation. The Corporation agrees to indemnify and hold harmless, to the full extent permitted by law, each selling Apollo Stockholder, its officers, managers, employees, representatives, Affiliates, and any portfolio companies of any Apollo Stockholder or its Affiliates, against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may be caused by or contained in any information furnished in writing to the Corporation by such selling Apollo Stockholder for use therein; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense is caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission was caused by or contained in any information furnished in writing to the Corporation by such selling Apollo Stockholder expressly for use therein and has not been corrected in a subsequent writing prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense.

(b) Indemnification by Selling Apollo Stockholder. Each selling Apollo Stockholder agrees to indemnify and hold harmless, to the full extent permitted by law, the Corporation, its directors, officers, employees and representatives and each Person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages or liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission was caused by or contained in any information furnished in writing to the Corporation by such selling Apollo Stockholder expressly for use therein and has not been corrected in a subsequent writing prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense. In no event shall the liability of any selling Apollo Stockholder hereunder be greater in amount than the dollar amount of the proceeds received by such selling Apollo Stockholder upon the sale of the securities giving rise to such indemnification obligation (except in the event of liability for fraud by such selling Apollo Stockholder). The Corporation and the selling Apollo Stockholder shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Registration Statement or Prospectus.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within thirty (30) days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually prejudiced by reason of such delay or failure; provided, further, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or (C) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnified party shall not have any obligation to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. No indemnified party will have any obligation to consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Whenever the indemnified party or the indemnifying party receives a firm offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer. If the indemnifying party refuses to accept such offer within twenty (20) Business Days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party’s indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. If the indemnifying party notifies the indemnified party in writing that the indemnifying party desires to accept such offer, but the indemnified party refuses to accept such offer within twenty (20) Business Days after receipt of such notice, the indemnified party may continue to contest such claim and, in such event, the total maximum liability of the indemnifying party to indemnify or otherwise reimburse the indemnified party hereunder with respect to such claim shall be limited to and shall not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) to the date of notice that the indemnifying party desires to accept such offer; provided that this sentence shall not apply to any settlement of any claim involving the imposition of equitable remedies, to any settlement imposing any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder, or to any settlement that does not include an unconditional release of such indemnified party from all liability on claims that are the subject matter of such claim or proceeding. An indemnifying party who is not entitled to, or elects not to, assume the defense or a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless in the written opinion of counsel to the indemnified party, reasonably satisfactory to the indemnifying party, use of one counsel would be expected to give rise to a conflict of interest between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of each additional counsel.

(d) Other Indemnification. Indemnification similar to that specified in this Section 4 (with appropriate modifications) shall be given by the Corporation and each selling Apollo Stockholder with respect to any required registration or other qualification of securities under federal or state law or regulation of governmental authority other than the Securities Act.

(e) Contribution. If for any reason the indemnification provided for in Section 4(a) and Section 4(b) is unavailable to an indemnified party or insufficient to hold such indemnified party harmless as contemplated by Section 4(a) and Section 4(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided that no selling Apollo Stockholder shall be required to contribute in an amount greater than the dollar amount of the proceeds received by such selling Apollo Stockholder with respect to the sale of any securities hereunder. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not itself guilty of such fraudulent misrepresentation.